THERMOGENESIS CORP.

                       EMPLOYMENT AGREEMENT
                                FOR
                        WALTER J. LUDT, III

     THERMOGENESIS   CORP.   ("Employer"),   and   Walter   J.   Ludt,  III
("Employee"), agree as follows:


1. EMPLOYMENT. Employer employs Employee and Employee accepts employment with Employer on the terms and conditions set forth in this Employment Agreement ("Agreement").

2. POSITION; SCOPE OF EMPLOYMENT. Employee shall have the position of Chief Operating Officer and Chief Financial Officer for Employer, and shall have the duties and authority set forth below, and as detailed on the position description attached as EXHIBIT "A", which duties and authority may be modified from time to time by Employer.

     2.1. ENTIRE TIME AND EFFORT. Employee shall devote Employee's full working time, attention, abilities, skill, labor and efforts to the performance of his employment. Employee shall not, directly or indirectly, alone or as a member of a partnership or other organizational entity, or as an officer or director of any corporation (other than any which are owned by or affiliated with Employer) (i) be substantially engaged in or concerned with any other commercial duties or pursuits, (ii) render services to any third party for compensation, or other benefit, or
(iii) engage in any other business activity that will in any way interfere with the performance of Employee's duties under this Agreement, except with the prior written consent of Employer.

     2.2. RULES AND REGULATIONS. Employee agrees to observe and comply with Employer's rules and regulations as provided by Employer and as may be amended from time to time by Employer and will carry out and perform faithfully such orders, directions and policies of Employer. To the extent any provision of this Agreement is contrary to an Employer rule or regulation, as such may be amended from time to time, the terms of this Agreement shall control.

     2.3. LIMITATIONS UPON AUTHORITY TO BIND EMPLOYER. Employee shall not engage in any of the following actions on behalf of Employer without the prior approval of Employer: (i) borrow or obtain credit in any amount or execute any guaranty, except for items purchased from vendors in the ordinary course of Employer's operations; (ii) expend funds for capital equipment in excess of expenditures expressly budgeted by Employer, if applicable, or in the event not budgeted, not to exceed the amounts set forth in subparagraph (iii); (iii) sell or transfer capital assets exceeding Ten Thousand Dollars ($10,000) in market value in any single transaction or exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate during any one fiscal year; (iv) execute any lease for real or personal property; or (v) exercise any authority or control over the management of any employee welfare or pension benefit plan maintained by Employer or over the disposition of the assets of any such plan.
3. TERM. The term of this Agreement shall be for a period of three (3) years begin which shall commence on July 1, 1996 and end on July 1, 1999; unless terminated earlier as provided below in section 5.

4. COMPENSATION. Employer shall pay to or provide compensation to Employee as set forth in this section 4. All compensation of every description shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid to an employee.

     4.1. BASE SALARY. Employer shall pay Employee a base salary of one hundred and twenty thousand Dollars ($120,000) per year commencing on July 1, 1996 ("Base Salary"). Employee's Base Salary shall be payable in accordance with Employer's regular pay schedule, but not less frequently than twice per month. In addition to the Base Salary provided herein, the Employee shall also be paid a car allowance of $750 per month commencing on July 1, 1996, and continuing during the term of this agreement.

     4.2. ANNUAL REVIEW. On the date of the Employer's annual meeting of shareholders, or within thirty (30) days thereafter, and on each subsequent annual meeting of shareholders during the term of this Agreement, Employer shall review the previous year's performance of Employee for the purpose of making reasonable increases to Employee's Base Salary; PROVIDED that Employer shall not be required to increase Employee's Base Salary, but may do so at its discretion.

     4.3. CASH BONUSES. In addition to the Base Salary provided for in sections 4.1 and 4.2, Employee is eligible to receive bonuses based on Employer performance and Employee's attainment of objectives periodically established by Employer.

     4.4. STOCK OPTION GRANTS. In addition to Base Salary provided for in sections 4.1 and 4.2, Employee is eligible to receive in addition to any cash bonus provided for in section 4.3. an award of stock options as may be determined from time to time by Employer's Compensation Committee which consists of disinterested directors who administer Employer's Amended 1994 Stock Option Plan.

     4.5. PROFIT SHARING. In addition to the Base Salary provided for in sections 4.1 and 4.2, cash bonuses provided in section 4.3 and stock option awards provided in section 4.4, Employer shall pay to Employee as incentive compensation for each fiscal year of Employer, promptly after the determination thereof, a sum equal to one-half of one percent (0.5%) of Employer's net profits ("Net Profits"); provided, however, that such incentive compensation shall not exceed ten percent (10%) of Employee's Base Salary then in effect. Net Profits, as shown in Employer's year-end statement of income, shall be determined solely by Employer. Net Profits shall not include income or expense resulting from Employer loans to, or investments in, other corporations or business entities, and without regard to nonrecurring items of income or expense (including gain or loss on disposition of capital assets or other assets used in Employer's business) appearing separately on Employer's financial statements and before deduction of any federal taxes on, or measured by, income. The share of Net Profits payable to Employee under this section 4.4 shall be prorated for any partial year that occurs during the employment term. Employee's share of Net Profits shall be prorated by multiplying the total Net Profits for the fiscal year within which such partial year occurs by (a) the decimal equivalent of Employee's percentage share of Net Profits (as shown above), and by (b) the fraction equal to the number of months during any such partial year in which Employee is employed by Employer within the meaning of this Agreement divided by twelve months.

     4.6. VACATION AND SICK LEAVE. Employee shall be entitled to accrue up to four (4) weeks vacation annually; provided, however, that vacation time may not accrue beyond two weeks of accrued and unused time. Vacation pay shall not accrue beyond two (2) weeks at any given time. Employee shall be entitled to sick leave in accordance with Employer's sick leave policy, as amended from time to time. At the end of each anniversary of this Agreement, subject to the limit on two weeks accrued and unused vacation, all such unused and accrued vacation time shall be paid in cash.

     4.7. OTHER FRINGE BENEFITS. Employee shall participate in all of Employer's fringe benefit programs in substantially the same manner and to substantially the same extent as other similar employees of Employer, excluding only those benefits expressly modified by the terms hereof.

     4.8. EXPENSES. Employee shall be reimbursed for his reasonable business expenses; subject to the presentation of evidence of such expenses in accordance with established policies adopted by Employer from time to time.

     4.9. COMPENSATION FROM OTHER SOURCES. Any proceeds that Employee shall receive by virtue of qualifying for disability insurance, disability benefits, or health or accident insurance shall belong to Employee. Employee shall not be paid Base Salary in any period in which he receives benefits as determined and paid under Employer's long-term disability policy. Benefits paid to Employee under Employer's short-term disability policy shall reduce, by the same amount, Base Salary payable to Employee for such period.

5. EARLY TERMINATION. Employee's employment with Employer may be terminated prior to the expiration of the term of this Agreement, upon any of the following events: (i) the mutual agreement of Employer and Employee in writing; (ii) the disability of Employee, which shall, for the purposes of this Agreement, mean Employee's inability, for a period exceeding three
(3) months as determined by a qualified physician, and which qualifies Employee for benefits under Employer's long-term disability policy, to perform in the usual manner the material duties usually and customarily pertaining to Employee's long-term employment; (iii) Employee's death;
(iv) notice of termination by Employer for cause; (v) Employer's cessation of business; (vi) written notice of termination by Employer without cause upon fourteen (14) days' notice, subject to the provisions for compensation upon early termination in section 5.3(b); or (vii) upon a Change in Control (as defined below) of Employer (as defined in and under the circumstances described in section 5.4).
     5.1. DEFINITION OF CAUSE. For purposes of this Agreement, any of the following shall constitute cause: (i) willful or habitual breach of Employee's duties; (ii) fraud or intentional material misrepresentation by Employee to Employer or any others; (iii) theft or conversion by Employee;
(iv) unauthorized disclosure or other use of Employer's trade secrets, customer lists or confidential information; (v) habitual misuse of alcohol or any nonprescribed drug or intoxicant; or (vi) willful violation of any other standards of conduct as set forth in Employer's employee manual.

     5.2. DAMAGES.   If  Employer  terminates Employee for cause,  Employer
shall be entitled to damages and all other remedies to which Employer may otherwise be entitled.

     5.3. COMPENSATION UPON EARLY TERMINATION.

(a)If Employee resigns during the term of this Agreement, or if this Agreement is terminated by Employer for cause, Employee shall be entitled to all accrued but unpaid Base Salary and vacation pay accrued through the date of delivery of notice of termination.

     (b)If Employee is terminated without cause, Employer shall pay to Employee the greater of (i) six (6) months of Employee's salary excluding any amounts for benefits or automobile allowance; or (ii) an amount equal to the then current per month Base Salary multiplied by the number of calendar months remaining of the term of this Agreement. Employer's payment pursuant to this subparagraph shall fully and completely discharge any and all obligations of Employer to Employee arising out of or related to this Agreement and shall constitute liquidated damages in lieu of any and all claims which Employee may have against Employer not including any obligation under the workers' compensation laws including Employer's liability provisions.

     Initials: Employee  _________ Employer   _________

     (c)If Employee's employment is terminated as a result of death or total disability, Employee shall be entitled to accrued but unpaid Base Salary to date of termination. The date of termination shall be deemed the date of death or, in the event of disability, the date Employee qualified for total disability payments under Employer's long-term disability plan.

     (d)If Employee's employment is terminated as a result of a Change in Control of Employer, Employee shall be entitled to a lump-sum payment equal to three times the Employee's Base Salary at the time. A "Change in Control" shall mean an event involving one transaction or a related series of transactions in which one of the following occurs: (i) Employer issues securities equal to 33% or more of Employer's issued and outstanding voting securities, determined as a single class, to any individual, firm, partnership or other entity, including a "group" within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934; (ii) Employer issues securities equal to 33% or more of the issued and outstanding common stock of Employer in connection with a merger, consolidation or other business combination; (iii) Employer is acquired in a merger or other business combination transaction in which Employer is not the surviving company; or (iv) all or substantially all of Employer's assets are sold or transferred.

     (e)Except as expressly provided in paragraph (d) above, all compensation described in this section 5.3 shall be due and payable in installments at least bi-weekly or at the time of the delivery of notice of termination, at Employer's discretion.

6. CONFIDENTIAL INFORMATION OF CUSTOMERS OF EMPLOYER. Employee during the course of his duties will be handling financial, accounting, statistical, marketing and personnel information of customers of Employer. All such information is confidential and shall not be disclosed, directly or indirectly, or used by Employee in any way, either during the term of this Agreement or at any time thereafter except as required in the course of Employee's employment with Employer.

7. UNFAIR COMPETITION. During the term of this Agreement, Employee shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder, or otherwise, promote, participate, or engage in any activity or other business which is competitive in any way with Employer's business. The obligation of the Employee not to compete with the Employer shall not prohibit the Employee from owning or purchasing any corporate securities that are regularly traded on a recognized stock exchange or on over-the-counter market. In order to protect the trade secrets of Employer, after the term, or upon earlier termination of this Agreement, the Employee shall not, directly or indirectly, either as an employee, employer, consultants, agent, principal, partner, stockholder, corporate officer, director, or any other individual or representative capacity, engage or participate in any business that is in direct competition with the business of the Employer for a period of one (1) year from the date of the expiration of this Agreement in the areas related to blood processing equipment or procedures.

8. TRADE SECRETS. Employee shall not disclose to any others, or take or use for Employee's own purposes or purposes of any others, during the term of this Agreement or at any time thereafter, any of Employer's trade secrets, including without limitation, confidential information, customer lists, computer programs or computer software of Employer. Employee agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in Employer's possession and (ii) trade secrets conceived, originated, discovered or developed by Employee during the term of this Agreement. Information of Employer shall not be considered a trade secret if it is lawfully known outside of Employer by anyone who does not have a duty to keep such information confidential.

     8.1 INVENTIONS; OWNERSHIP RIGHTS. Employee agrees that all ideas, techniques, inventions, systems, formulas, discoveries, technical information, programs, prototypes and similar developments ("Developments") developed, created, discovered, made, written or obtained by Employee in the course of or as a result, directly or indirectly, of performance of his duties hereunder, and all related industrial property, copyrights, patent rights, trade secrets and other forms of protection thereof, shall be and remain the property of Employer. Employee agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be requested by Employer to enable Employer to protect its rights to any such Developments. If Employer requires Employee's assistance under this section 8.1 after termination of this Agreement, Employee shall be compensated for his time actually spent in providing such assistance at an hourly rate equivalent to the prevailing rate for such services and as agreed upon by the parties.

9. ARBITRATION. Any disputes regarding the rights or obligations of the parties under this Agreement shall be conclusively determined by binding arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American
Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

10. ACTIONS CONTRARY TO LAW. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

11.  MISCELLANEOUS.

     11.1. NOTICES. All notices and demands of every kind shall be personally delivered or sent by first class mail to the parties at the addresses appearing below or at such other addresses as either party may designate in writing, delivered or mailed in accordance with the terms of this Agreement. Any such notice or demand shall be effective immediately upon personal delivery or three (3) days after deposit in the United States mail, as the case may be.



         EMPLOYER:      THERMOGENESIS CORP.
                        11431 Sunrise Gold Cir., Suite A
                        Rancho Cordova, California 95742

         With a copy to: David C. Adams, Esq.
                        WEINTRAUB GENSHLEA & SPROUL
                        400 Capitol Mall, Eleventh Floor
                        Sacramento, California 95814

         EMPLOYEE:      Walter J. Ludt, III
                        ________________
                        ________________


    11.2. ATTORNEYS' FEES; PREJUDGMENT INTEREST. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

    11.3. CHOICE OF LAW, JURISDICTION, VENUE. This Agreement is drafted to be effective in the State of California, and shall be construed in accordance with California law. The exclusive jurisdiction and venue of any legal action by either party under this Agreement shall be the County of Sacramento, California.

    11.4. AMENDMENT, WAIVER. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and Employer. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Employer. Failure of either
Employer or Employee to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.

    11.5. ASSIGNMENT; SUCCESSION. It is hereby agreed that Employee's rights and obligations under this Agreement are personal and not assignable. This Agreement contains the entire agreement and understanding between the parties to it and shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

    11.6. INDEPENDENT COVENANTS. All provisions herein concerning unfair competition and confidentiality shall be deemed independent covenants and shall be enforceable without regard to any breach by Employer unless such breach by Employer is willful and egregious.

    11.7. ENTIRE AGREEMENT. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

    11.8. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.
    11.9. CAPTIONS. All captions of sections and paragraphs in this Agreement are for reference only and shall not be considered in construing this Agreement.


         EMPLOYER:           THERMOGENESIS CORP.



                             By:
                             (Noel    Atkinson,    Chairman    Compensation
Committee)

         EMPLOYEE:           Walter J. Ludt, III



               7156\5596\DCA\123139.2

                            EXHIBIT "A"

                   EMPLOYEE POSITION DESCRIPTION

               7156\5596\DCA\123139.2